Exhibit 23.02


                        CONSENT OF INDEPENDENT AUDITOR

I consent to the reference to me under the caption "Experts" and to the use of my report dated May 3, 2001 in the Registration Statement on Form SBB2, as amended, and related prospectus ofNew England Acquisitions, Inc.


/s/ William Meyler
    --------------
    William Meyler
    Middletown, NJ

Date:  May 9, 2002